                                                                    Exhibit 10.4


                               Agreement of Lease
                                     Between
                         BELL ATLANTIC PROPERTIES, INC.
                                   (LANDLORD)
                                       AND
               LANDRESS CORPORATION, T/A LANDRESS COMPUTER CENTERS
                                    (TENANT)

                               DATED APRIL 1, 1992

                                TABLE OF CONTENTS

ARTICLE  TITLE                                                             PAGE NO.
-------  -----                                                             --------
   1.    DEMISED PREMISES...................................................  1
   2.    LEASE TERM.........................................................  1
   3.    FIXED RENT.........................................................  1
   4.    ADDITIONAL RENT....................................................  3
   5.    SECURITY DEPOSIT...................................................  3
   6.    USE OF DEMISED PREMISES............................................  4
   7.    COMPLETION OF DEMISED PREMISES.....................................  4
   8.    ALTERATIONS OR IMPROVEMENTS BY TENANT..............................  5
   9.    COVENANTS OF LANDLORD..............................................  5
   10.   COVENANTS OF TENANT................................................  6
   11.   ASSIGNMENT AND SUBLETTING..........................................  7
   12.   RELOCATION OF TENANT...............................................  8
   13.   EMINENT DOMAIN.....................................................  8
   14.   CASUALTY DAMAGE....................................................  9
   15.   INSURANCE; INDEMNIFICATION OF LANDLORD; WAIVER OF SUBROGATION......  11
   16.   INSPECTION; ACCESS; CHANGES IN BUILDING FACILITIES.................  12
   17.   DEFAULT............................................................  13
   18.   LANDLORD'S REMEDIES................................................  13
   19.   LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS.........................  16
   20.   ESTOPPEL CERTIFICATE...............................................  16
   21.   HOLDING OVER.......................................................  17
   22.   SURRENDER OF DEMISED PREMISES......................................  17
   23.   SUBORDINATION AND ATTORNMENT.......................................  17
   24.   BROKERS............................................................  18
   25.   NOTICES............................................................  18
   26.   RIGHT OF FIRST OFFER...............................................  19
   27.   RENEWAL OPTION.....................................................  20
   28.   MISCELLANEOUS......................................................  23

                                List of Exhibits


     Exhibit "A":      Plan of Demised Premises

     Exhibit "B":      Form of Confirmation of Lease Term

     Exhibit "C":      Provisions Regarding Additional Rent and
                       Adjustments to Fixed Rent

     Exhibit "D":      Schedule of Tenant Improvements

     Exhibit "E":      Janitorial Specifications

     Exhibit "F":      Rules and Regulations

     Exhibit "G":      Tenant Estoppel Certificate and Statement

                               AGREEMENT OF LEASE

     THIS AGREEMENT OF LEASE ("Lease") is made this 1st day of April, 1992, by and between BELL ATLANTIC PROPERTIES, INC., a Delaware corporation ("Landlord") and LANDRESS CORPORATION, T/A/ LANDRESS COMPUTER CENTERS, a New Jersey corporation ("Tenant").

     Intending to be legally bound, Landlord and Tenant agree as set forth below.

1. DEMISED PREMISES. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant rents from Landlord, the space (the "Demised Premises") containing 15,596 rentable square feet, as shown on Exhibit "A" attached hereto and made a part hereof, in the building (the "Building") known as 817 East Gate Drive erected on certain land (the "Land") located at East Gate Corporate Center, Mt. Laurel, NJ 08054, together with rights of ingress and egress thereto, and with the right in common with others to use, to the extent applicable, the elevators and common passageways, stairways, vestibules, and to pass over and park on that portion of land owned by Landlord and designated by the Landlord for Tenant's parking. The Building contains 25,351 rentable square feet.

2. LEASE TERM. The lease term (the "Lease Term") shall commence on the commencement date (the "Commencement Date") which shall be the later of: (i) the date on which Tenant shall take possession of the Demised Premises, (ii) the fifth (5th) calendar day following the date of Substantial Completion as defined in Article 7 hereof, or (iii) July 1, 1992, and shall continue for five (5) years and nine (9) months thereafter unless extended or sooner terminated as provided herein. Upon actual determination by Landlord of the Commencement Date, and consequently, the Lease Term, Landlord and Tenant shall confirm in writing the Commencement Date and the termination date of the Lease and Tenant's acceptance of the Demised Premises in the form attached hereto as Exhibit "B". If the Demised Premises are ready for occupancy earlier than July 1, 1992, Tenant shall be permitted to occupy the Demised Premises from such earlier date through the Commencement Date without obligation to pay Fixed Rent or Additional Rent, but otherwise upon all of the same terms and conditions set forth herein.

3. FIXED RENT.

3.1 Fixed rent (the "Fixed Rent") is payable by Tenant beginning on the Commencement Date in monthly installments each equal to one-twelfth (1/12th) of the annual Fixed Rent (the "Annual Fixed Rent"), according to the following schedule:

                                                                     Fixed Rent/Operating
                      Monthly Installment          Total              Expense Allowance
Period of              of Annual Fixed          Annual Fixed         per Rentable Square
Lease Term                  Rent               Rent for Period              Foot
----------                  ----               ---------------              ----
Months  1 - 12            $12,346.83             $148,162.00             $6.00/$3.50

Months 13 - 24            $12,996.66             $155,960.00             $6.50/$3.50
Months 25 - 36            $13,646.50             $163,758.00             $7.00/$3.50
Months 37 - 48            $14,296.53             $171,556.00             $7.50/$3.50
Months 49 - 69            $14,946.16             $313,869.36             $8.00/$3.50

Fixed Rent is payable without prior notice or demand, and without any setoff or deduction whatsoever, in advance, on the first day of each moth at such place as Landlord may direct, except that the Fixed Rent for the first full month of the Lease Term will be paid on the date of execution of this Lease. Annual Fixed Rent shall include the Operating Expense Allowance as set forth in Section I (1) of Exhibit "C" hereto. Annual Fixed Rent shall also be subject to adjustment as provided in Section II of Exhibit "C" hereto. In addition, if the Lease Term commences on a day other than the first day of a calendar month, Tenant shall pay to Landlord, on or before the Commencement Date of the Lease Term, a pro rata portion of the monthly installment of rent (including Fixed Rent and any Additional Rent as herein provided), such pro rata portion to be based on the actual number of calendar days remaining in such partial month after the Commencement Date of the Lease Term. If the Lease Term shall expire on other than the last day of a calendar month, such monthly installment of Fixed Rent and Additional Rent shall be prorated for each calendar day of such partial month. If any portion of Fixed Rent, Additional Rent or any other sum payable to Landlord hereunder shall be due and unpaid for more than ten (10) days, it shall thereafter bear interest at a rate equal to three percent (3%) per annum greater than the highest prime rate of interest announced from time to time by Fidelity Bank N.A., Philadelphia, PA (or its successor) (the "Default Rate"), as the same may change from time to time, from the due date until the date of payment thereof by Tenant, provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Landlord and Tenant understand and agree that memos written on rental checks or any other payment forms delivered to Landlord do not and shall not, throughout the Lease Term hereunder, constitute satisfaction of any current or outstanding debt of Tenant pursuant to this Lease, and, provided further that any such memo shall not preclude Landlord from recovering any balance of any sum or sums due under this Lease. In addition, a letter or similar type statement accompanying any rental check or payment form delivered to Landlord pursuant to this Lease shall also have no force or effect under this Lease as such may relate to the satisfaction of any debt of Tenant hereunder, unless such is validly executed by Landlord or its authorized representative.

     3.2 Notwithstanding the foregoing, Fixed Rent shall not begin to accrue until seven (7) months after the Commencement Date, as defined in Article 2 above, it being the intent that Tenant shall have a "free rent" period of seven
(7) months, provided, however, Tenant shall pay the Operating Expense Allowance as set forth in Exhibit "C" beginning on the Commencement Date. In addition, Tenant shall have a separate "free rent" period of three (3) months during the thirty-fifth (35th), thirty-sixth (36th) and thirty-seventh (37th) months of the Lease Term hereunder provided, however, that Tenant shall pay the Operating Expense Allowance throughout this separate "free rent" period.

It is acknowledged by the parties that each of the above- referenced "free rent" periods were offered to Tenant to induce Tenant to enter into this Lease and to pay the Fixed Rent accruing before and after the "free rent" periods, as applicable. Should there be an Event of Default, as defined in Article 17 below, during the Lease Term the "free rent" periods shall be nullified and the $6.00 per square foot annual rent during the first "free rent" period and the $7.16 average per square foot annual rent during the separate "free rent" period shall be reinstated and shall become due and payable from Tenant to Landlord. In the event of an Event of Default within the first seven (7) months of the Lease Term, the total term of the Lease shall be reduced to sixty (60) months and the Fixed Rent payments for months 61 through 69 of the Lease Term shall no longer be due to Landlord.

4. ADDITIONAL RENT. Tenant shall pay as additional rent ("Additional Rent") its proportionate share of all operating expenses, plus individually metered electric costs, in the amounts and in the manner set forth in Exhibit "C" hereto, and all other sums due hereunder. Tenant shall pay for its electric service directly to the utility company providing such service.

5. SECURITY DEPOSIT. As security for performance of its obligations hereunder, upon execution of this Lease Tenant has paid to Landlord and agrees to maintain hereafter, a security deposit of Twelve Thousand Three Hundred Forty-Six Dollars and Eighty-Three Cents ($12,346.83), receipt of which is hereby acknowledged by Landlord. Upon the occurrence of any Event of Default (as hereinafter defined) by Tenant, Landlord may from time to time and without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of Fixed Rent or Additional Rent, or any other damage, injury, expense or liability caused to Landlord by such Event of Default. The remaining balance of such security shall be returned by Landlord to Tenant within a reasonable time after termination of this Lease; provided, however, Landlord shall not be obligated to return the remaining balance of such security deposit until all payments due from Tenant to Landlord pursuant to Exhibit "C" hereto shall have been made in full. The security deposit shall not be considered an advance payment of rent or a measure of Landlord's damages in case of default by Tenant. Tenant shall receive no interest on such security deposit, and Landlord may commingle the same with other monies of Landlord. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the security deposit to the purchaser or transferee and upon such transfer Tenant shall look only to the new landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of or accounting for such security deposit. Provided Tenant is not in Default of any of the terms of this Lease, and provided further that Tenant has fully paid all Annual Fixed Rent and Additional Rent throughout the first year of the Lease Term hereunder, Landlord shall return the security deposit to Tenant in the form of a credit against Tenant's next due installment of Annual Fixed Rent.

6. USE OF DEMISED PREMISES. Tenant covenants and agrees to use and occupy the Demised Premises for general office and storage purposes and other uses incidental to and associated with Class A office buildings and Tenant's business of selling and servicing computer systems and only in conformity with the law. Tenant shall not use or permit any use of the Demised Premises which creates any safety or environmental hazard, or which would: (i) be dangerous to the Demised Premises, the Building or other tenants, or (ii) be disturbing to other tenants of the Building, or (iii) cause any increase in the premium cost for any insurance which Landlord may then have in effect with respect to the Building generally.

7.   COMPLETION OF DEMISED PREMISES.

     7.1 Tenant agrees to accept possession of the Demised Premises in an "AS IS" condition, subject to the right of any prior tenant to remove its personal property or improvements, except for the work to be performed by Landlord described in Exhibit "D" hereto. Landlord shall use its best efforts to have the Demised Premises Substantially Completed within ninety (90) days of the date of execution of this Lease by both parties (as defined in 7.2. below) (the "Scheduled Substantial Completion Date"), except for delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes beyond Landlord's reasonable control, any of which shall extend the Scheduled Substantial Completion Date for a period equal to the total duration of each such delay.

     7.2 The Demised Premises shall be deemed to be Substantially Completed ("Substantially Completed" or "Substantial Completion") when all work specified to be done in Exhibit "D" hereto has been completed, including the installation of systems furniture, except for: (i) minor items as identified in a "punch list" (as that term is commonly used in the construction industry) created pursuant to an inspection of the Demised Premises by Landlord and Tenant, or their designated representatives, or items of furnishing to be supplied by Landlord and items of construction of a nature not necessary to make the Demised Premises reasonably tenantable for Tenant's use as stated herein, or (ii) office or computer equipment to be installed or furnished by Tenant as approved by Landlord. For each day the Demised Premises are not Substantially Completed after the Scheduled Substantial Completion Date, Tenant shall receive one (1) day of "free rent" for each day of delay beyond the Scheduled Substantial Completion Date.

8. ALTERATIONS OR IMPROVEMENTS BY TENANT. During the Lease Term, Tenant shall not make any alterations, additions, improvements, or other changes to the Demised Premises, the cost of which is in excess of Five Thousand Dollars ($5,000.00) per occurrence without the prior written approval of Landlord and then only in accordance with plans and specifications previously approved in writing by Landlord and subject to such conditions as Landlord may require, including, without limitation, that Tenant be required to pay for any increased cost to Landlord occasioned thereby or attributed thereto. Prior to the termination of this Lease and without additional notice to Tenant by Landlord, Tenant shall either: (i) remove any such alterations or additions and repair any damage to the Building or the Demised Premises occasioned by their installation or removal and restore the Demised Premises to substantially the same condition as existed prior to the time when any such alterations or additions were made, or (ii) reimburse Landlord for the cost of removing such alterations or additions and the restoration of the Demised Premises. Landlord shall determine any such cost as called for in clause (ii) above prior to the termination of this Lease, and if such amount is reasonably acceptable to Tenant, Tenant shall reimburse Landlord within thirty (30) days of receipt of such notice. In the event of any proposed improvements by Tenant during the Lease Term, Landlord shall advise Tenant within Ten (10) days of a written request, whether any proposed improvements must be removed at the end of the Lease Term, or if the Demised Premises must be restored to its original condition upon the expiration of the Lease Term.

9.   COVENANTS OF LANDLORD.

     9.1 Landlord will supply for normal office use during normal business hours Monday through Friday from 8:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 1:00 p.m., local time (excluding holidays), heat and air conditioning (except that in the event that such utilities are separately metered and are paid by Tenant, Landlord shall supply only the equipment for such utilities), elevator service (where applicable), janitorial and cleaning services as set forth in Exhibit "E" hereto, common area electricity, and hot and cold water, all in amounts consistent with services provided in similar buildings in the community, provided that: (i) Landlord shall not be liable for failure to supply or interruption of any such service by reason of any cause beyond Landlord's reasonable control and Landlord shall not be liable for consequential damages in said event; (ii) Landlord has installed meters to measure the electricity consumed on the Demised Premises and Tenant shall pay the cost thereof within ten (10) business days of being billed therefor by the servicing utility company; (iii) if Tenant requires janitorial and cleaning services beyond those provided by Landlord, Tenant may arrange for such additional services through Landlord, and Tenant shall pay Landlord upon receipt of billing therefor; and
(iv) if Tenant requires installation of a separate or supplementary heating, cooling, ventilating and/or air conditioning system Tenant shall pay all costs in connection with the furnishing, installation and operation thereof.

     9.2 If at any time Tenant is not satisfied with the janitorial service provided by Tenant, and if Tenant notifies Landlord of its dissatisfaction and Landlord fails to remedy the situation whereby Tenant's dissatisfaction with the janitorial service continues for a period of at least one (1) month after notice to Landlord, Tenant shall be permitted to contract for its own janitorial services, and Tenant's Operating Expenses shall be proportionally reduced.

10.  COVENANTS OF TENANT. Tenant will (at Tenant's sole cost and expense):

     10.1 Keep the Demised Premises in good order and repair, reasonable wear and tear excepted;

     10.2 Surrender the Demised Premises at the end of this Lease in the same condition in which Tenant has agreed to keep it during the Lease Term;

     10.3 Not place, erect, maintain or display any sign or other marking of any kind whatsoever on the windows, doors or exterior walls of the Demised Premises and not use or place any curtains, blinds (except, those installed pursuant to Article 7 and Exhibit "D" hereof), drapes or coverings over any exterior windows or upon the window surfaces which are visible from the outside of the Building;

     10.4 Be financially responsible for electric charges as set forth above in Articles 4 and 9(ii), and be financially responsible for the maintenance of all plumbing and other fixtures in the Demised Premises, whether installed by Landlord or by Tenant and for repairs and replacements to the Demised Premises and the Building made necessary by reason of damage thereto caused by Tenant or its agents, servants, invitees or employees. In the event Tenant shall fail to perform such maintenance or make such repairs within sixty (60) days of the date such work becomes necessary, Landlord may, but shall not be required to, perform such work and charge the amount of the expense therefor, with interest accruing and payable thereon, all in accordance with Article 19 below;

     10.5 Comply with all laws, enactments and regulations of any governmental authority relating or applicable to Tenant's occupancy of the Demised Premises and any covenants, easements and restrictions governing the Land or Building, and indemnify, defend and hold Landlord harmless from all consequences from its failure to do so;

     10.6 Promptly notify Landlord of any damage to or defects in the Demised Premises, any notices of violation received by Tenant and of any injuries to persons or property which occur therein or claims relating thereto;

     10.7 Subject to Article 7, pay for any alterations, improvements or additions to the Demised Premises and any light bulbs, tubes and non-standard Building items installed by or for Tenant, excluding any Tenant improvements made pursuant to Exhibit "D" hereof, and allow no lien to attach to the Building with respect to any of the foregoing;

     10.8 Without the prior written consent of Landlord, not place within the Demised Premises or bring into the Building (i) any machinery, equipment or other personalty other than customary office furnishings and small machinery, or any machinery or (ii) other personalty having a weight in excess of the design capacity of the Building;

     10.9 Not use the Demised Premises for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substance" or "waste" (as defined in N.J.S.A. 58:10-23.11(b)(k) and N.J.A.C.7:1-3.3) or for any purpose which poses a risk of damage to the environment; in this regard Tenant represents that it does not have a Standard Industrial Classification number as designated in the Standard Industrial Classifications Manual prepared by the Office of

Management and Budget in the Executive Office of the President of the United States that is any of 22-39 inclusive, 46-49 inclusive, 51 or 76 and will not engage in any activity which would subject Tenant to the provisions of the Federal Comprehensive Environmental Response, Liability and Clean-Up Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.A. Section 1151 et seq.) the Clean Water Act of 1977 (33 U.S.C.A. Section 1251 et seq.) the New Jersey Environmental Cleanup Responsibility Act, (N.J.S.A 13:1K-6, et seq.) ("ECRA") and the regulations promulgated thereunder, the New Jersey Spill Control Act (N.J.S.A. 13:10-1, et seq. and 58:10-23.11 et seq.) or any other federal, state or local environmental law, regulation or ordinance. In the event Landlord shall transfer the Demised Premises within the meaning of ECRA, Tenant shall, at its sole cost and expense, comply with all requirements of ECRA relating thereto.

     10.10 Comply with the rules and regulations set forth in Exhibit "F" hereto and with all reasonable changes and additions thereto upon notice by Landlord to Tenant (such rules and regulations, together with all changes and additions thereto, are part of this Lease); and

     10.11 Comply with all reasonable recommendations of Landlord's or Tenant's insurance carriers relating to layout, use, storage of materials and maintenance of the Demised Premises.

11. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Demised Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord's prior written consent which shall not be unreasonably withheld. Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Article 11 or a release of Tenant from the full performance by Tenant with any of the terms, covenants, provisions, or conditions in this Lease. For purposes of this
Article 11, any transfer or change in control of Tenant (or any subtenant, assignee or occupant) by operation of law or otherwise, shall be deemed an assignment hereunder ` including, without limitation, any merger, consolidation, dissolution or any change in the controlling equity interests of Tenant or any subtenant, assignee, or occupant (in a single transaction or a series of related transactions). Any assignment or subletting in contravention of the provisions of this Article 11 shall be void. Landlord's acceptance of any name submitted by Tenant, an agent of Tenant, or anyone acting by, through or under Tenant for the purpose of being listed on the Building directory will not be deemed, nor will it substitute for, Landlord's consent., as required by this Lease, to any sublease, assignment, or other occupancy of the Demised Premises by anyone other than Tenant or Tenant's employees.

12.  RELOCATION OF TENANT. Landlord, at its sole expense, on at least ninety
(90) days prior notice, may require Tenant, with Tenant's prior approval, to move from the Demised Premises to another location of comparable size and decor in the Building or in another building within the industrial park where the Building is located in order to permit Landlord to consolidate the Demised Premises with other space leased or to be leased by another tenant, provided, however, that in the event of receipt of any such notice, Tenant by notice to Landlord, given within thirty (30).days following its receipt of Landlord's notice, may elect not to move to the other location and in lieu thereof may terminate this Lease effective on the date of the proposed relocation set forth in Landlord's notice. In the event of any such relocation, Landlord will pay all the expenses of preparing and decorating the relocated premises so that they will be substantially similar to the Demised Premises and the expense of moving Tenant's furniture and equipment to the relocated premises. Landlord and Tenant will execute a modification of or supplement to this Lease in respect of and identifying such relocated premises, such to be otherwise on terms identical to the terms hereof.

13.  EMINENT DOMAIN.

     13.1 If the whole or more than fifty percent (50%) of the Demised Premises (or use or occupancy of the Demised Premises) shall be taken or condemned by any governmental or quasi-governmental authority For any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, or if all or any portion of the Land or Building are so taken, condemned or conveyed and as a result thereof, in Landlord's judgment, the Demised Premises cannot be used for Tenant's permitted use as set forth herein, then this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority and the Fixed Rent and Additional Rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than fifty percent (50%) of the Demised Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), the Fixed Rent and Tenant's proportionate share shall be equitably adjusted (on the basis of the number of square feet before and after such event) on the date when title vests in such governmental or quasi-governmental authority and the Lease shall otherwise continue in full force and effect. In any case, Tenant shall have no claim against Landlord for any portion of the amount that may be awarded to Landlord as damages as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat of such taking or condemnation). The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, dislocation damages or for any other award which would not reduce the award payable to Landlord.

     13.2 In the event that any portion of the Demised Premises shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose, including sale under threat of such a taking, or if the owner elects to convey title to the condemned by a deed in lieu of condemnation, or if more than fifty percent (50%) of the Building is so taken, condemned or conveyed and as a result thereof, in Tenant's reasonable business judgment, Tenant's business is detrimentally affected thereby, Tenant shall have the right to terminate this Lease. upon thirty (30) days notice to Landlord without penalty to either Tenant, or Landlord.

Tenant's termination of this Lease pursuant to this paragraph shall not deprive Tenant of its right to any award for damages in connection with the loss of this Lease, moving expenses, or dislocation damages.

14.  CASUALTY DAMAGE.

     14.1 In the event of damage to or destruction of the Demised Premises caused by fire or other casualty, or any such damage or destruction to the Building or the facilities necessary to provide services and normal access to the Demised Premises in accordance herewith, Landlord, after receipt of written notice thereof from Tenant, shall undertake to make repairs and restorations with reasonable diligence as hereinafter provided, unless this Lease has been terminated by Landlord or Tenant as hereinafter provided. If (i) the damage is of such nature or extent that, in Landlord's sole and reasonable judgment, more than one hundred and twenty (120) days would be required (with normal work crews and hours) to repair and restore the part of the Demised Premises or Building which has been damaged, or (ii) the Demised Premises or the Building is so damaged that, in Landlord's sole judgment, it is uneconomical to restore or repair the Demised Premises or the Building, as the case may be, or (iii) less than two (2) years then remain on the current Lease Term, Landlord shall so advise Tenant promptly, and either party, in the case described in clause (i) above, or Landlord, in the cases described in clauses (ii) or (iii) above, within thirty (30) days after any such damage or destruction shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty
(30) days after the date of such notice.

     14.2 In the event of fire or other casualty damage, provided this Lease is not terminated pursuant to the terms of this Article 14 and is otherwise in full force and effect and sufficient casualty insurance proceeds are available for application to such restoration or repair, Landlord shall proceed diligently to restore the Demised Premises to substantially its condition prior to the occurrence of the damage. Landlord shall not be obligated to repair or restore any alterations, additions, fixtures or equipment which Tenant may have installed (whether or not Tenant has the right or the obligation to remove the same or is required to leave the same on the Demised Premises as of the expiration or earlier termination of this Lease) unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs as may be incurred by Landlord in connection therewith. Notwithstanding the Foregoing, Landlord shall be obligated to repair and restore any alterations, additions or improvements made pursuant to Exhibit "D" hereof.

     14.3 Landlord shall not insure any improvements or alterations to the Demised Premises in excess of Building standard tenant improvements, including those set forth in Exhibit "D" hereto, or any fixtures, equipment or other property of Tenant. Tenant shall, at its sole expense, insure the value of its leasehold improvements, fixtures, equipment and personal property located in or on the Demised Premises, for the purpose of providing funds to Landlord to repair and restore the Demised Premises to substantially its condition prior to occurrence of the casualty occurrence. If there are any such alterations, fixtures or additions and Tenant does not assure or agree to assure payment of the cost of restoration or repair as aforesaid, Landlord shall have the right to restore the Demised Premises to substantially the same condition as existed prior to the damage excepting such alterations, additions or fixtures.

     14.4 The validity and effect of this Lease shall not be impaired in any way by the failure of Landlord to complete repairs and restoration of the Demised Premises or of the Building within one hundred and twenty (120) days after commencement of the work, even if Landlord had in good faith notified Tenant that the repair and restoration could be completed within such period, provided that Landlord proceeds diligently with such repair and restoration. In the case of damage to the Demised Premises which is of a nature or extent that Tenant's continued occupancy is in the reasonable judgment of Landlord substantially impaired, then the Annual Fixed Rent and Tenant's Proportionate Share otherwise payable by Tenant hereunder shall be equitably abated or adjusted For the duration of such impairment. Tenant shall be responsible to repair all of Tenants' leasehold improvements and all equipment, fixtures and personal property necessary for Tenant's business located in or on the Demised Premises subject to Article 8 and to such other conditions as Landlord may require.

15.  INSURANCE; INDEMNIFICATION OF LANDLORD; WAIVER OF SUBROGATION.

     15.1 Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, its representatives and Landlord's managing agent, if any, harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (i) any accident or matter occurring on or about the Demised Premises, causing injury to persons or damage to property (including, without limitation, the Demised Premises), unless such accident or other matter resulted solely from the negligence or otherwise tortious act of Landlord or Landlord's agents or employees, (ii) the failure of Tenant fully and faithfully to perform the obligations and observe the conditions of this Lease, and (iii) the negligence or otherwise tortious act of Tenant or anyone in or about the Building on behalf of or at the invitation or right of Tenant. Tenant shall maintain in full force and effect, at its own expense, comprehensive general liability insurance (including a contractual liability and fire legal liability insurance endorsement) naming as an additional insured Landlord and Landlord's managing agent, if any, against claims for bodily injury, death or property damage in amounts not less than $1,000,000.00 and business interruption insurance in an amount equal to Tenant's gross income for twelve (12) months. All policies shall be issued by companies having a Best's financial rating of A or better and a size class rating of XII
(12) or larger or otherwise acceptable to Landlord. At or prior to the Commencement Date, Tenant shall deposit the policy or policies of such insurance, or certificates thereof, with Landlord and shall deposit with Landlord renewals thereof at least fifteen (15) days prior to each expiration. Said policy or policies of insurance or certificates thereof shall have attached thereto an endorsement that such policy shall not be canceled without at least thirty (30) days prior written notice to Landlord and Landlord's managing agent, if any, that no act or omission of Tenant shall invalidate the interest of Landlord under said insurance and expressly waiving all rights of subrogation as set forth below. At Landlord's request, Tenant shall provide Landlord with a letter from an authorized representative of its insurance carrier stating that Tenant's current and effective insurance coverage complies with the requirements contained herein.

     15.2 Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by insurance then in force, even if any such fire or other casualty occurrence shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. This release shall be applicable and in full force and effect, however, only to the extent of and with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder. To the extent available, Landlord and Tenant further agree to provide such endorsements for said insurance policies agreeing to the waiver of subrogation as required herein. To the extent that either Landlord's or Tenant's insurance coverage prohibits this waiver of subrogation, this paragraph shall be deemed null and void and without effect as to both Landlord and Tenant.

16.  INSPECTION; ACCESS; CHANGES IN BUILDING FACILITIES.

     16.1 Landlord and its agents or other representatives shall be permitted to enter the Demised Premises at reasonable times and upon at least twenty-four
(24) hours notice to Tenant (except in an emergency situation, in which event no notice shall be required), (i) to examine, inspect and protect the Demised Premises and the Building and (ii) during the last six (6) months of the original or any renewal term, to show it to prospective tenants and to affix to any suitable part of the exterior of the Building in which the Demised Premises is located a notice for letting the Demised Premises or the Building or (at any time during the original or any renewal term) selling the Building.

     16.2 Landlord shall have access to and use of all areas in the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrances), any roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, as well as access to and through the Demised Premises for the purpose of operation, maintenance, decoration and repair, provided, however, that except in emergencies such access shall not be exercised so as to interfere unreasonably with Tenant's use of the Demised Premises. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises, provided that the installation work is performed at such times and by such methods as will not materially interfere with Tenant's use of the Demised Premises, materially reduce the floor area thereof or materially and adversely affect Tenant's layout.

Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access.

     16.3 Landlord reserves the right at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, foyers, halls, passages, elevators, if any, and stairways thereof, as it may deem necessary or desirable; provided that there shall be no change that materially detracts from the character or quality of the Building.

17. DEFAULT. Any other provisions in this Lease notwithstanding, it shall be an event of default ("Event of Default") under this Lease if: (i) Tenant fails to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues For a period of fifteen
(15) days (or thirty (30) days on not more than two (2) given occasions during a given Lease Year), or (ii) Tenant fails to observe or perform any other covenant or agreement of Tenant herein contained and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than fifteen (15) days, or (iii) Tenant uses or occupies the Demised Premises other than as permitted hereunder, or (iv) Tenant assigns or sublets, or purports to assign or sublet, the Demised Premises or any part thereof other than in the manner and upon the conditions set forth herein, or (v) Tenant abandons or vacates the Demised Premises or without Landlord's prior written consent, Tenant removes or attempts to remove or manifests an intention to remove any or all of Tenant's property from the Demised Premises other than in the ordinary and usual course of business, or (vi) Tenant (which, for purposes of this clause, includes any guarantor hereunder) files a petition commencing a voluntary ease, or has filed against it a petition commencing an involuntary case, under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law, or files or has filed against it a petition or answer in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law, and, in the case of any such involuntary action, such action shall not be dismissed, discharged or denied within sixty (60) days after the filing thereof, or Tenant consents or acquiesces in the filing thereof, or (vii) if Tenant is a banking organization, Tenant files an application for protection, voluntary liquidation or dissolution applicable to banking organizations, or (viii) a custodian, receiver, trustee or liquidator of Tenant or of all or substantially all of Tenant's property or of the Demised Premises shall be appointed in any proceedings brought by or against Tenant and, in the latter case, such entity shall not be discharged within sixty
(60) days after such appointment or Tenant consents to or acquiesces in such appointment, or (ix) Tenant shall generally not pay Tenant's debts as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or
(x) any of the foregoing occurs as to any guarantor or surety of Tenant's performance under this Lease, or such guarantor or surety defaults on any provision under its guaranty or suretyship agreement. The notice and grace period provisions in clauses (i) and (ii) above shall have no application to the Events of Default referred to in clauses (iii) through (ix) above or, to the extent applicable, (x).

18.  LANDLORD'S REMEDIES.

     18.1 In the event of any such Event of Default, Landlord at any time thereafter may at its option exercise any one or more of the following remedies:

          (a) Termination of Lease. Landlord may terminate this Lease, by written notice to Tenant with such termination to take effect upon Tenant's failure to cure any Default within ten (10) days of receipt of notice of such termination by Tenant. Upon such termination Tenant shall immediately surrender possession of the Demised Premises to Landlord, and Landlord shall immediately become entitled to receive from Tenant any sums due and owing under this Lease at the time of termination.

          (b) Reletting. With or without terminating this Lease, as Landlord may elect, Landlord may re-enter and repossess the Demised Premises, or any part thereof, and lease them to any other person upon such terms as Landlord shall deem reasonable, for a term within or beyond the term of this Lease; provided, that any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for (i) all Annual Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant after deducting from such proceeds all of Landlord's expenses, attorneys' fees and expenses, employees' expenses, reasonable alteration costs, expenses of preparation for such reletting and all costs and expenses, direct or indirect, incurred as a result of Tenant's breach of this Lease. Landlord shall have no obligation to relet the Demised Premises if, Landlord, or any of its affiliates, shall have other comparable space available for rent, however, Landlord shall use its best efforts to market the Demised Premises as part of Landlord's standard marketing program for all available space in the East Gate Corporate Center. If the Demised Premises are at the time of default sublet or leased by Tenant to others, Landlord may, as Tenant's agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Tenant's obligation to Landlord hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

          (c) Acceleration of Rent. Landlord may declare Fixed Rent and all items of Additional Rent (the amount thereof to be based on historical amounts and Landlord's estimates for future amounts) for the entire balance of the then current Lease Term immediately due and payable, together with all other charges, payments, costs, and expenses payable by Tenant as though such amounts were payable in advance on the date the Event of Default occurred.

          (d) Removal of Contents by Landlord. With respect to any portion of the Demised Premises which is vacant or which is physically occupied by Tenant, Landlord may remove all persons and property therefrom, to the extent permitted by law, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, without service of notice or resort to legal process (all of which Tenant expressly waives) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Landlord shall have a lien for the payment of all sums agreed to be paid by Tenant herein upon all Tenant's property, which lien is to be in addition to Landlord's lien now or hereafter provided by law.

          (e) Right of Distress and Lien. In addition to all other rights and remedies of Landlord, if an Event of Default shall occur, Landlord shall, to the extent permitted by law, have a right of distress for rent and lien on all of Tenant's fixtures, merchandise and equipment in the Demised Premises, as security For rent and all other charges payable hereunder.

     18.2 Survival of Tenant's Obligations. No expiration or termination of this Lease Term pursuant to Article 18.1.(a) above or by operation of law or otherwise (except as expressly provided herein), and no repossession of the Demised Premises or any part thereof pursuant to Article 18.1.(a) or (b) above or otherwise shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession, and Landlord may, at its option, sue for and collect all rent and other charges due hereunder at any time as when such charges accrue.

     18.3 Injunction. In the event of breach or threatened breach by Tenant or Landlord of any provision of this Lease, both Tenant and Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for herein.

     18.4 Waiver of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated; except as provided herein, or in the event of Landlord obtaining possession of the Demised Premises, or Tenant is evicted or dispossessed for any cause, by reason of violation by Tenant of any of the provisions of this Lease.

     18.5 Not Exclusive Right. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

     18.6 Expenses. In the event that Landlord exercises any of the remedies provided herein, Tenant shall pay to Landlord all expenses incurred in connection therewith, including reasonable attorneys' fees. In the event of a breach of this Lease by Landlord whereby Tenant incurs actual costs and expenses as a result of such breach, Landlord shall pay to Landlord the reasonable amount of such costs and expenses.

     18.7 Grant of Security Interest. Tenant hereby grants to Landlord a security interest under the New Jersey Uniform Commercial Code in all of Tenant's goods, equipment, fixtures, furniture and other personal property in, on or about the Demised

Premises. Said security interest shall secure the payment of all Fixed Rent, Additional Rent and other charges collectible or reserved hereunder which shall become due under the provisions of this Lease. Tenant hereby agrees to execute, upon request of Landlord, such financing statements as may be required under the provisions of the New Jersey Uniform Commercial Code to perfect a security interest in favor of Landlord in the aforementioned property and proceeds thereof. The statutory liens for rent are not waived, the security interest granted herein being in addition and supplementary to those statutory liens. Landlord shall subordinate the security interest granted herein only to any security interest granted by Tenant which was in place and effective prior to the date hereof. Landlord agrees to subordinate its security interest in Tenant's goods, equipment fixtures and other personal property in, on, or about the Demised Premises to any third party lenders of Tenant provided Landlord is notified of such lender. Landlord acknowledges that Tenant presently has granted security interest to lenders with respect to the floor plan of inventory and equipment, and with respect to other loans in the ordinary course of Tenant's business and Tenant shall provide Landlord with the details of such upon request by Landlord.

19. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of Landlord's expense, with interest accruing and payable thereon at the Default Rate as of the date of the expenditure by Landlord or as of the date of payment thereof by Tenant, whichever is higher, from the date paid or incurred by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Fixed Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default by Tenant or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

20. ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time, at the request of Landlord, upon ten (10) business days notice, execute and deliver to Landlord a statement in the form of Exhibit "G" attached hereto or some other reasonable form supplied by Landlord, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing. Tenant hereby appoints Landlord as Tenant's attorney-in-fact to execute any such estoppel certificate's in the event Tenant does not execute and return such certificates within the time period set forth above.

21. HOLDING OVER. If Tenant retains possession of the Demised Premises or any part thereof after the termination of this Lease or expiration of the Lease Term or otherwise in the absence of any written agreement between Landlord and Tenant concerning any such continuance of the term, Tenant shall pay Landlord (i) as agreed liquidated damages for such holding over alone, an amount, calculated on a per them basis for each day of such unlawful retention, equal to the greater of (a) one and one quarter times the Annual Fixed Rent, or (b) the established market rental for the Demised Premises, for the time Tenant thus remains in possession, plus, in each case, all Additional Rent and other sums payable hereunder, and
(ii) all other damages, costs and expenses sustained by Landlord by reason of Tenant's holding over. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Demised Premises, all Tenant's obligations with respect to the use, occupancy and maintenance of the Demised Premises shall continue during such period of unlawful retention.

22. SURRENDER OF DEMISED PREMISES. Tenant shall, at the end of the Lease Term, or any extension thereof, promptly surrender the Demised Premises in good order and condition and in conformity with the applicable provisions of this Lease, including all improvements made pursuant to Exhibit "B" hereof, excepting only reasonable wear and tear. Tenant shall also remove, at it sole cost and expense, all telephone and computer systems, including related cabling. Upon the expiration of the initial Lease term hereunder, Tenant shall have the right to purchase the systems furnishings installed as part of the original Tenant improvements to the Demised Premises for an amount equal to ten percent (10%) of the original value of the system furnishings at the time of installation. In addition, upon the expiration of the first Renewal Term hereunder, provided Tenant exercises its first Renewal Option, all such systems furnishings shall become the property of Tenant without Tenant having to purchase the same.

23. SUBORDINATION AND ATTORNMENT. This Lease and the estate, interest and rights hereby created are subordinate to any mortgage now or hereafter placed upon the Building or the Land or any estate or interest therein, including, without limitation, any mortgage on any leasehold estate, and to all renewals, modifications, consolidations, replacements and extensions of same as well as any substitutions therefor. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the Building or the Land, including any mortgagee or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the Lease Term. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage. Tenant, if requested by Landlord, shall execute any such instruments in recordable form as may be reasonably required by Landlord in order to confirm or effect the subordination or priority of this Lease, as the case may be, and the attornment of Tenant to future landlords in accordance with the terms of this Article.

24. BROKERS. The parties agree that Bell Atlantic Properties, Inc. (the "Broker") and CB Commercial, Inc. (the "Cooperating Broker") are the real estate broker and cooperating broker, respectively, who have brought the parties together in connection with the transactions contemplated hereby (and Landlord shall be responsible for all brokerage commissions to be paid to Broker and Cooperating Broker on the terms and conditions set forth in a separate agreement between Landlord, Broker and Cooperating Broker). Each party represents and warrants to the other that he, she or they have not made any agreement or taken any action which may cause anyone (other than Broker or Cooperating Broker) to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person (other than Broker or cooperating, Broker) by reason of such party's breach of his, her or their representation or warranty contained in this Article 24.

25. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been given (i) if hand delivered or sent by an express mail or delivery service or by courier, then if and when delivered to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (ii) if mailed, then on the next business day following the date on which such communication is deposited in the United States mails, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby). All notices and communications to Tenant may also be given by leaving same at the Demised Premises during the business hours set forth in Article 9 hereof.

     25.1   If to Landlord:

            Bell Atlantic Properties, Inc.
            1717 Arch Street
            34th Floor
            Philadelphia, PA 19103
            Attention:  Vice President of Property Management and Leasing

            With a required copy to:

            Bell Atlantic Properties, Inc.
            1717 Arch Street
            34th Floor
            Philadelphia, PA 19103
            Attention:  Senior Vice President and Counsel

     25.2   If to Tenant:

            Landress Computer Centers

            817 East Gate Drive
            Mt. Laurel, NJ 08054.
            Attention:  Mr. Thomas Dresser

            With a required copy to:

            Weinberg and McCormick, P.A.
            109 Haddon Avenue
            Haddonfield, NJ 08033
            Attention: Joseph M. Weinberg

26. RIGHT OF FIRST OFFER. Before entering into a lease with anyone else during the term hereof respecting any previously leased space in the Building, Landlord shall notify Tenant of the availability of such space for rent. Provided Tenant gives written notice of its desire to lease such space within fifteen (15) business days after receipt of said notice from Landlord, Tenant shall be considered to have exercised the right of First offer and to have agreed to accept the additional space for a lease term that is co-terminus with the Lease Term hereunder, as such may be extended as provided herein, at the same rental rate as is then in effect for the original Demised Premises, with an improvement allowance to fit-out the additional space in an amount reduced proportionally according to the remainder of the Lease Term. Landlord's notice may not be given more than six (6) months prior to the date as of which said space will become available for rent. If Tenant fails to respond to said notice within said fifteen (15) business days period, or, after giving written notice of its exercise of its right, if Landlord and Tenant do not enter into a lease for such space within said thirty (30) day period, Tenant's rights under this Article 26 shall be deemed to have been waived and Landlord shall be free (without any further obligation to Tenant) to lease the space to any other party upon any terms and without any further obligation to Tenant, whether or not the terms of such lease are more or less favorable that those offered to Tenant. Tenant's right to exercise this right of first offer is subordinate, however, to any expansion or renewal options granted from time to time in leases to other tenants in the Building. This right of first offer for additional space shall be terminated during any period in which Tenant is in Default under any provisions of this Lease until said Default has been cured, provided, however, that if an Event of Default by Tenant exists, Landlord shall still give notice to Tenant as provided herein, and provided further, that if Tenant shall cure such Default within ten (10) days of Landlord's notice, Tenant's rights under this Article 26 shall remain in full force and effect. The period of time within which this right of first offer may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such rights because of the foregoing provision. Time is of the essence. If Tenant fails to exercise its right of first offer in any instance when such right may arise, in writing, prior to the expiration of the applicable time period for the exercise of such right, Tenant's right in the instance in question shall thereafter be deemed null and void and of no further force or effect.

27.  RENEWAL OPTION.

     27.1 Tenant is granted the right and option (the "Renewal Option") to extend the term of this Lease for three (3) additional periods of three (3) years each, and if such renewal is effectively exercised, such renewal term (the "Renewal Term") shall commence upon the expiration of the previous term of this Lease, provided that:

          (a) Each such option must be exercised, if at all, by notice from Tenant to Landlord given at least six (6) months prior to the expiration of the then current term, provided, however, that Landlord shall remind Tenant that the Renewal Option deadline is approaching, eight (8) months prior to the expiration of the then current term; and

          (b) At the time of exercising each such option, this Lease shall be in full force and effect and there shall exist no default by Tenant which remains uncured beyond any applicable period of grace.

     27.2 In the event the foregoing options are effectively exercised, all the terms and conditions contained in this Lease shall continue to apply except that:

          (a) There shall be no further right of renewal beyond the periods referred to above;

          (b) The Renewal Option shall apply to all (and not less than all) of the Demised Premises originally leased hereunder, plus any additional space leased by Tenant pursuant to any option contained herein or otherwise.

          (c) In the event Tenant shall have assigned this Lease or sublet all or any portion of the Demised Premises without Landlord's consent, this Renewal Option shall automatically expire and be null and void with respect to that portion of the Demised Premises so assigned or sublet;

          (d) The rental rate applicable to the Demised Premises during any Renewal Term, plus any additional space then leased pursuant to this Lease, shall equal the lesser of: the then "Market Rate" (as set forth below) of the Demised Premises, as adjusted from time to time in accordance with Article 3 hereof; or (b) $8.50 per rentable square foot during the first year of the Renewal Term, $9.00 per rentable square foot during the second year of the Renewal Term, and $9.50 per rentable square foot during the third year of the Renewal Term. Upon the determination of the Annual Fixed Rent during each Renewal Term, Landlord and Tenant shall enter into a revision of this Lease to set forth the amount of initial Annual Fixed Rent during the applicable Renewal Term.

          (e) After notice provided by Landlord pursuant to Article 27.1(a), at least ten (10) days prior to the date that Tenant is required to notify Landlord of its intention to renew this Lease, Tenant shall first inform Landlord of its interest to renew. Landlord shall then notify Tenant of the Annual Fixed Rent which will be payable for the Renewal Term if Tenant elects to renew this Lease, within fifteen (15) days of the date of receipt of Tenant's notice. Tenant shall then have fifteen (15) days thereafter to advise Landlord if it does not agree to pay the Annual Fixed Rent set forth in the Landlord's notice, in which event, the Annual Fixed Rent shall be determined as otherwise provided herein below, or Tenant shall elect not to renew this Lease. If Tenant fails to notify Landlord of its nonacceptance of the Annual Fixed Rent within the prescribed time period, Tenant shall be deemed to have agreed to pay the Annual Fixed Rent and to exercise its option to renew this Lease.

     27.3 In the event Tenant fails to exercise the foregoing options in the manner and within the time periods set forth herein, this Lease shall automatically terminate at the end of the then current term, this Renewal Option shall lapse and Tenant shall have no further right or option to extend the term of this Lease.

     27.4 As used herein, the "Market Rate" of the Demised Premises shall mean and equal the then fair market rental rate for the Building for new leases of comparable space which commence during the calendar year in which the Commencement Date of the Renewal Term occurs. The Operating Expense Allowance shall be the allowance applicable to such Market Rate. In the event Landlord and Tenant are not able to agree on the Market Rate within thirty (30) days after Tenant notifies Landlord of its election to extend the Lease Term, the Market Rate shall be determined as follows:

          (a) Within fifteen (15) days following the exercise of the Renewal Option, Landlord and Tenant shall (i) each notify the other in writing of their determination of the Market Rate of the Demised Premises, and (ii) Tenant shall provide Landlord with the names and qualifications of three
     (3) appraisers who are acceptable to Tenant. Each appraiser shall be MAI certified and have a minimum of five (5) years experience in the same geographical area as that in which the Demised Premises is located and in real estate leasing and appraisal with respect to real estate which is of a similar kind to the Demised Premises. Landlord shall within fifteen (15) days thereafter select one of the three (3) appraisers and shall notify Tenant in writing of its selection. The parties shall share equally the cost of the appraiser.

          (b) The "Market Rate" shall be the prevailing rental rate for the Building as of the commencement of the Renewal Term for tenancies of space of similar size, term and adjusted on a square foot basis and including a market determination of additional rent on account of taxes and operating expenses (to be paid throughout the Renewal Term in accordance with the general formulations contained in this Lease), it being the intention that the Market Rate shall be net to Landlord of taxes and operating expenses allocable to the space in question.

          (c) The appraiser selected above shall determine whether the Landlord's or the Tenant's determination of Market Rate is more correct, and the estimate of Market Rate so determined to be the most correct by the appraiser shall be the Fixed Rent for the term of the Renewal Term, provided that in no event shall the Fixed Rent be reduced below that previously payable hereunder. This determination shall be final, conclusive and binding on Landlord and Tenant. The costs and expenses involved in such determination shall be borne by the party against whom the decision is rendered.

     27.5 If the Market Rate is not determined prior to the commencement of the Renewal Term, then Tenant shall continue to pay to Landlord the Fixed Rent applicable to the Demised Premises immediately prior to such Renewal Term until the Market Rate is determined, and when it is determined, Tenant shall pay to Landlord within ten (10) days after receipt of such notice the difference between the rent actually paid by Tenant to Landlord and the new rent determined hereunder. This determination shall be final, conclusive and binding on Landlord and Tenant. The costs and expenses involved in such determination shall be borne by the party against whom the decision is rendered.

28.  MISCELLANEOUS.

     28.1 Successors and Assigns. The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Building and/or the Land shall be liable only for obligations accruing during the period of its ownership or interest in the Building and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Building, Tenant shall look solely to the successors in title for the performance of Landlord's obligations hereunder arising thereafter.

     28.2 No Landlord Waiver. No delay or forbearance by Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.

     28.3 Waivers by Tenant. Tenant hereby consents to the exclusive jurisdiction of the courts of the state where the Demised Premises are located and in any and all actions or proceedings arising hereunder or pursuant hereto, and irrevocably agrees to service of process in accordance with Article 25 above. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Demised Premises and/or any claim of injury or damage and any emergency or any other statutory remedy. If proceedings shall be commenced by Landlord to recover possession under any applicable law or Rule of Civil Procedure, either at the end of the Lease Term or upon the earlier termination of this Lease, or for non-payment of rent or any other reason, Tenant specifically agrees that five (5) days' notice shall be sufficient.

     28.4 Limitation of Landlord's Liability. Tenant shall look solely to the Demised Premises and rents derived therefrom and any applicable insurance proceeds for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord, and no other property or other assets of Landlord shall be subjected to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant's use and occupancy of the Demised Premises. Landlord represents that it maintains and shall maintain throughout the Lease Term herein, liability insurance in customary amounts.

     28.5 Time of the Essence. All times, wherever specified herein for the performance by Landlord or Tenant of their respective obligations hereunder, are of the essence of this Lease.

     28.6 Severability. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by law.

     28.7 Amendment and Modification. This Lease, including all Exhibits hereto, each of which is incorporated in this Lease, contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant.

     28.8 Headings and Terms. The title and headings and table of contents of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein. The term "Landlord" and term "Tenant" as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approvals, consents or amendments, modifications or supplements hereunder when such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.

     28.9 Nondisturbance. Provided this Lease shall at all times be in full force and effect and provided further that there shall exist no Event of Default by Tenant hereunder, the right of possession by Tenant to possess and quietly enjoy the Demised Premises and any or all of Tenant's rights under this Lease shall not be affected in any way or disturbed by any lender now or hereafter doing business with Landlord in the exercise of any such lender's rights under any formal agreements between such lender and Landlord. Tenant shall not be named as a party defendant to any foreclosure of any lien of any mortgage for the purpose of terminating this Lease, and Tenant shall not, by any such foreclosure, be in any other way foreclosed from its rights under this Lease. In the event that any such lender or its successors or assigns comes into possession of the Demised Premises or acquires the leasehold interest of Landlord by foreclosure of any mortgage between any such lender and Landlord, or by proceedings on any note executed by Landlord in favor of any such lender or otherwise, this Lease shall not be terminated by any such foreclosure or proceedings; and this Lease shall continue in full force and effect upon Tenant's attornment, as provided herein, as a direct lease between Tenant and any such lender upon the same terms, covenants, conditions and agreements set forth in this Lease. In the event that the Demised Premises or Landlord's leasehold interest therein is sold or otherwise disposed of pursuant to any right or power contained in any mortgage or any note between any such lender and Landlord, or as a result of proceedings thereon, this Lease shall not be terminated or affected thereby, and the purchaser of the Demised Premises or of Landlord's leasehold interest therein or any person or entity acquiring title thereto shall so acquire it, subject to this Lease; and this Lease shall continue in full force and effect upon Tenant's attornment, as provided herein, as a direct lease between Tenant and any party acquiring title to Landlord's leasehold interest therein, as aforesaid, upon the same terms, covenants conditions and agreements set forth in this Lease.

     28.10 Moving Allowance. As An additional inducement to Tenant to enter into this Lease, Landlord shall provide Tenant a moving allowance (the `Moving Allowance") of up to Ten Thousand Dollars ($10,000.00). Such Moving Allowance shall be paid to Tenant within fifteen (15) business days of Landlord being shown paid invoices for such customary moving expenses as movers, stationary, computer/cable experts and telephone installers.

     28.11 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed on the day and year first above written.

[Corporate Seal]                    LANDLORD:

Attest:                             BELL ATLANTIC PROPERTIES, INC.

                                    By:      /s/ Richard C. Kling
----------------------------                 -----------------------------------
(Assistant) Secretary                        Name:  Richard C. Kling
                                             Title: President

                                    By:      /s/ Robert V. Grabus
                                             -----------------------------------
                                             Name:  Robert V. Grabus
                                             Title: Vice President of Property
                                                    Management & Leasing

[Corporate Seal]                    LANDLORD:

Attest:                             LANDRESS CORPORATION

                                    By:      /s/ Richard K. Landon
-----------------------------                -----------------------------------
(Assistant) Secretary                        Name:  Richard K. Landon
                                             Title:  President


The warrants of Authority have been intentionally omitted from the Lease.

                      FIRST AMENDMENT TO AGREEMENT OF LEASE

     THIS IS A FIRST AMENDMENT TO AGREEMENT OF LEASE (this "Amendment") by and between AAPOP 1, L.P., formerly known as Bell Atlantic Properties ("Landlord") and EMTEC, INC., formerly known as Landress Corporation, T/A Landress Computer Centers ("Tenant") dated this 31 day of December, 1997. All capitalized terms used but not defined herein shall have the meanings given to them in the below-described Lease.

                                   BACKGROUND

     WHEREAS, Landlord and Tenant's predecessor in interest have entered into that certain Agreement of Lease dated April 1, 1992 (the "Lease") whereby Landlord leases to Tenant and Tenant rents from Landlord all that certain 15,596 rentable square foot portion of space in the Building known as 817 East Gate Drive and located in the East Gate Corporate Center, Mt. Laurel, NJ 08054 for a Lease Term expiring March 31, 1998: and

     WHEREAS, Landlord and Tenant now desire to amend the Lease to provide for the renewal of the Lease Term thereunder, upon the terms and conditions set forth below.

AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1 Renewal of Lease Term. The Lease Term is hereby renewed for one (1) additional period of three (3) years commencing April 1, 1998 and continuing through March 31, 2001 (the, "Renewal Term").

     2 Annual Fixed Rent/Additional Rent. Commencing April 1, 1998 and continuing throughout the Renewal Term, Annual Fixed Rent payable pursuant to the Lease shall be payable by Tenant to Landlord, in the manner set forth in the Lease, according to the following schedule:

                            Monthly           Total Annual Fixed       Fixed Rent Per
Period of              Installment Annual        Rent Due For             Rentable
Lease Term               Fixed Rent Due             Period              Square Foot
----------               --------------             ------              -----------
4/1/98-3/31/99             $11,047.17             $132,566.00              $8.50
4/1/99-3/31/00             $11,597.00             $140,364.00              $9.00
4/1/00-3/31/01             $12,346.83             $148,162.00              $9.50

Throughout the Renewal Term, Tenant shall also pay all sums of Additional Rent payable by Tenant to Landlord under the Lease, as set forth therein.

3 Tenant Improvements.

          3.1 Tenant shall accept the Demised Premises in existing "AS IS" condition, subject to the right of any prior tenant to remove its personal property or improvements. At or about the time of April 1, 1998, Tenant shall have the right to construct and alter the Demised Premises, provided, however, that such construction does not include any alterations affecting the exterior or structural components of the Building or any material alterations to the systems of the Building, including, but not limited to HVAC, electric or plumbing. Any Tenant construction shall be performed by Tenant's contractors and shall be solely Tenant's responsibility. Subject to Section 3.4 below, all of Tenant's construction shall be at Tenant's expense.

          3.2 Prior to commencement of construction:

          (a) Landlord shall approve in writing the plans and specifications for any alterations to the Demised Premises, such approval by Landlord shall not be deemed to be an approval by Landlord of any work performed pursuant thereto or approval or acceptance by Landlord of any material furnished with respect thereto or a representation by Landlord as to the fitness of such work or materials, and shall not give rise to any liability or responsibility of Landlord.

          (b) Landlord shall approve in writing each contractor and subcontractor (which shall each be of sound financial status and good reputation in the community and a duly licensed and qualified professional in the state and, to the extent necessary, township in which the Building is located) to perform such alterations.

          (c) Tenant shall deliver to Landlord a certificate evidencing each contractor's liability, completed operations and worker's compensation insurance and naming Landlord as an additional insured, which insurance shall be with a carrier, in amounts and otherwise on terms satisfactory to Landlord.

          (d) Each contractor shall execute and Tenant shall cause to be filed with the appropriate governmental agency in a timely manner such waivers and releases of liens and other documents necessary to insure against imposition of any mechanics' and material suppliers' liens for labor furnished and material supplied in connection with the alterations and improvements. Tenant shall deliver copies of such waivers and releases of liens to Landlord together with evidence of the timely filing thereof.

          3.3 Tenant covenants and agrees:

          (a) To secure and pay for all necessary building and other permits and fees in connection with the alterations and improvements.

          (b) All construction shall be done in compliance with all applicable laws and ordinances and in a good and workerlike manner in accordance with the approved plans and specifications.

          (c) To obtain and deliver to Landlord a Certificate of Occupancy (or its equivalent) issued by the appropriate governmental authority upon completion of the construction of the Demised Premises.

          (d) To abide by any collective bargaining agreements or other union contracts applicable to Tenant, the Building or Landlord.

          (e) All materials, supplies and workers shall enter the Demised Premises and all work shall be performed at times and by means satisfactory to Landlord.

          3.4 As an incentive to renew this Lease for three years beginning April 1, 1998 and to restructure options Tenant shall be entitled to a Sixty Thousand Dollar ($60,000) allowance which can be used by Tenant for construction, improvements, computer equipment as desired by Tenant. Such monies to be paid by Landlord upon presentation of invoices for completed work, purchased equipment, or Lease Agreements with aggregate value of $60,000.00. Tenant shall be entitled to a maximum of $60,000.00 to be paid within 30 days of presentation of invoices.

          3.5 Tenant and any approved contractor, subcontractor or material supplier may, after notice to Landlord, enter the Demised Premises during reasonable times after the execution hereof for the purpose of constructing the improvements as aforesaid and inspecting and measuring the Demised Premises, provided that such entry does not, in Landlord's reasonable judgment, interfere with the operations of the Building or with Landlord's work therein, or that of any other tenants in the Building. Tenant shall be responsible for any and all damage or injury caused by such contractors, subcontractors, material suppliers and Tenant in the course of constructing the improvements, and Tenant's obligation to indemnify, defend and hold Landlord harmless set forth in Article 15 hereof shall, include without limitation all work done by Tenant pursuant to this Article 3 and shall on the date of execution hereof.

          3.6 Landlord and its agents or other representatives shall be permitted to enter the Demised Premises to examine and inspect the construction of the alterations and improvements, provided, that no such inspection or examination shall constitute an approval or warranty or give rise to any liability of Landlord with respect to any thereof.

     4 Article 27 of the Lease. Article 27 of the Lease (Renewal Option) is hereby deleted and replaced with the following revised Renewal Option language:

          4.1 Tenant is granted the `right and option (the "Renewal "Option") to extend the term of the Lease for two (2) additional periods of three (3) years each, and if such renewals are effectively exercised, such renewal term (the "Renewal Term") shall commence upon the expiration of the previous term of the Lease, provided that:

     (a) Each option must be exercised, if at all, by notice from Tenant to Landlord given at least six (6) months prior to the expiration of the then current term; and

     (b) At the time of exercising each option, the Lease shall be in full force and effect and there shall exist no default by Tenant which remains uncured beyond any applicable period of grace.

     4.2 In the event the foregoing options are effect effectively exercised, all the terms and conditions contained in the Lease shall continue to apply except that:

     (a) There shall be no further right of renewal beyond the periods referred to above;

     (b) The Renewal Option shall apply to all (and not less than all) of the Demised Premises originally leased hereunder, plus any additional space leased by Tenant pursuant to any option contained herein or otherwise;

     (c) In the event Tenant shall have assigned the Lease or sublet all or any portion of the Demised Premises* this Renewal Option shall automatically expire and be null and void with respect to that portion of the Demised Premises so assigned or sublet;

     (d) The rental rate applicable to the Demised Premises during any Renewal Term, plus any additional space then leased pursuant to the Lease, shall be according to the following schedule:

          First Renewal Term:
          -------------------
                 Period of                    Fixed Rent Per
                 Lease Term                   Rentable Square Foot
                 ----------                   --------------------
                   Year 1                           $10.50
                   Year 2                           $10.90
                   Year 3                           $11.35
          Second Renewal Term:
          --------------------
                 Period of                    Fixed Rent Per
                 Lease Term                   Rentable Square Foot
                 ----------                   --------------------
                   Year 1                            $11.50
                   Year 2                            $11.95
                   Year 3                            $12.45

          4.3 In the event Tenant fails to exercise the foregoing options in the manner and within the time period set forth herein, the Lease shall automatically terminate at the end of the then current term, the applicable Renewal Option shall lapse and Tenant shall have no further right or option to extend the term of the Lease.

     5. Lease Ratified. Except as specifically amended hereby, and except to the extent necessary to give full force and effect to this Amendment, the Lease shall continue in full force and effect as if the same had been set forth herein.

     * Without Landlord's prior Approval

     IN WITNESS WHEREOF, the undersigned, being duly authorized to do so, hereby execute this First Amendment to Agreement of Lease as of the day and year first above written.

                                       LANDLORD: AAPOP 1, L.P.


                                       By:   /s/  Carol A. Chiodo
                                          ------------------------------
                                       Name:  Carol A. Chiodo
                                       Title: Senior Vice President
                                       Asset Management


                                       TENANT: EMTEC, INC.


                                       By:   /s/  R. K. Landon
                                          ------------------------------
                                       Name:  R. K. Landon
                                       Title: Executive Vice President

                     [LETTERHEAD OF BRANDYWINE REALTY TRUST]


Via:  EMail/US Mail

                                January 23, 2001

Mr. Sam Bhatt
Emtec, Inc.
Vice President - Finance and Operations
817 East Gate Drive
Mt. Laurel, New Jersey 08054

     RE: EAST GATE CORPORATE CENTER

Dear Mr. Bhatt:

         It was a pleasure to have the opportunity to meet with you and Mr. Waite to discuss the upcoming renewal of Emtec. As we discussed, Brandywine Realty Trust is agreeable to honoring the current Renewal Option, even though the notice period has lapsed. Brandywine will keep this option available to you till February 6, 2001. If this option has not been exercised in writing on or before the above stated date, then it will become null and void. For your review, the terms of the said option are as follows:

         Term:             Three (3) years
         Tenant            Premises shall be delivered in "As Is" condition.
         Improvements:
         Fixed Rent:       Year 1     $10.50 per square foot
                           Year 2     $10.90 per square foot
                           Year 3     $11.35 per square foot

In addition, I am also presenting a five- year alternative for renewal.

On behalf of Brandywine Realty Trust, I am pleased to submit the following Business Points as a Five Year Renewal Proposal to Emtec.

                           Business Points
                           ---------------
BUILDING:                  817 East Gate Drive
                           Mt. Laurel, New Jersey

PREMISES:                  15,596 rentable square feet

RENEWAL TERM:              Five (5) years

FIXED RENT RATE:           Five (5) year term
                           ------------------
                           Year 1:   $10.50 per square foot
                           Year 2:   $11.00 per square foot

                       Year 3:   $11.50 per square foot
                       Year 2:   $12.00 per square foot
                       Year 3:   $12.50 per square foot

COMMENCEMENT DATE:     April 1, 2001

TENANT IMPROVEMENTS:   Landlord shall deliver Premises in, "As Is condition".
                       Landlord shall repaint the office portion of the Premises with the exception of the restroom and Landlord shall re-carpet the lobby, conference room, seven offices, training room and accounting area, using building standard finishes and will also install new vinyl floor tile in the mail room and break room.

BROKERAGE:             Landlord and Tenant mutually represent and warrant to
                       each other that they have not dealt, and will not deal, with any real estate broker or sales representative in connection with this proposed transaction. Each party agrees to indemnify and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney's fees and disbursements) which may occur as a result of a breach of this representation.

CONTINGENCIES:         This offer is subject to errors, omissions, withdrawals,
                       prior availability of the space, Landlords review of Tenant's financial condition and execution of a mutually acceptable lease agreement between Landlord and Tenant.
                       The following business points will remain in effect for two weeks from the date of this letter.

E-TENANTS.COM            e-Tenants.com is an online, internet service available
                         to all Brandywine Realty Trust tenants and their employees. This award-winning web site is a service to all tenants and is specifically designed to save your employees time and money. e-Tenants is a convenient way to purchase products and services for the office and the preferred method for submitting Tenant Service
                         Requests to your property management company. Your employees will be eligible to register as e-Tenants members upon lease execution by visiting www.e-Tenants.com.

LEASE AGREEMENT:         Except as expressly amended, all OTHER terms and
                         conditions of the Lease remain in full force.

The material contained herein is confidential. It is solely intended for the use of determining whether Tenant wishes to execute a Lease with Landlord and is not to be copied nor disclosed to any other person. In the event Tenant does not enter into the contemplated transaction, they will continue to keep such information and material confidential.

If you agree with the proposed terms, please circle which option and sign below as acceptance and forward the original to my office.

Emtec has been a valued Tenant at East Gate Corporate Center since 1992. Brandywine Realty Trust and I look forward to continuing our business relationship.

     I am available to answer any question you may have or to discuss the presented options further.

Sincerely,



/s/  Kathleen P. Sweeney
----------------------------------
Kathleen P. Sweeney
Director of Marketing


AGREED & ACCEPTED:




/s/  Sam Bhatt                              02/06/2001
-------------------------------             ----------------------------
Name:  Sam Bhatt                            Date:
Title: V.P. Finance & Operations

                            SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE (the "Second Amendment") is made and dated January 31, 2001 by and between AAPOP 1, L.P., a Delaware Limited Partnership ("Landlord") and EMTEC, INC., a New Jersey corporation ("Tenant")

                                   BACKGROUND:

     A. On April 1, 1992 Landlord's predecessor in interest and Tenant entered into that certain Lease (the "Original Lease"), as amended by that certain First Amendment to Lease by and between Landlord and Tenant dated December 31, 1997 (the "First Amendment") (the Original Lease and the First Amendment are collectively referred to herein as the "Lease") pursuant to the provisions of which the Landlord leased to Tenant approximately 15,596 rentable square feet of space (the "Premises") in the building (the "Building") known as 817 East Gate Drive, Mt. Laurel, New Jersey.

     B. Landlord and Tenant now desire to amend the Lease pursuant to the provisions of this Second Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intention of being legally bound hereby the parties hereto agree as follows:

1. DEFINITIONS. Except as specifically defined in this Second Amendment, initially capitalized terms in this Second Amendment shall have the meaning ascribed to such terms in the Lease.

2. EXERCISE OF RENEWAL OPTION. Tenant has effectively exercised the First Renewal Option set forth in Section 4.1 of the First Amendment.

3. TERM. Notwithstanding anything to the contrary contained in the Lease, the term of the Lease shall expire, unless sooner terminated, on March 31, 2004, subject to Tenant's right to exercise the Second Renewal Option as set forth in the First Amendment.

4. RENT. Effective as of April 1, 2001, Section 3.1 of the Lease is amended in its entirety as follows:

     "3.1 Fixed rent ("Fixed Rent") is payable by Tenant beginning on the Commencement date in monthly installments each representing one-twelfth (1/12th of the annual Fixed Rent (the "Annual Fixed Rent") according to the following schedule:

                        Installment        Total Annual       Fixed Rent Per
    Period of             Annual            Fixed Rent           Rentable
   Lease Term         Fixed Rent Due      Due For Period        Square Foot
   ----------         --------------      --------------        -----------
4/l/01 - 3/31/02        $13,646.50          $163,758.00           $10.50
4/1/02 - 3/31/03        $14,166.37          $169,996.40           $10.90
4/1/03 - 3/31/04        $14,751.22          $177,014.60           $11.35

     Annual Fixed Rent is payable without prior notice or demand, and without any setoff or deduction whatsoever, in advance, on the first day of each month at such place as Landlord may direct, except that the Fixed Rent for the first full month of the Lease Term will be paid on the date of execution of this Lease. Annual Fixed Rent includes the Operating Expense allowance as set forth in Exhibit "C" hereto. In addition, if the Lease Term commences on a day other than the first day of a calendar month, Tenant shall pay to Landlord, on or before the Commencement Date of the Lease Term a pro rata portion of the monthly installment of rent (including Fixed Rent and any Additional Rent as herein provided), such pro rata portion to be based on the actual number of calendar days remaining in such partial month after the Commencement Date of the Lease Term. If the Lease Term shall expire on other than the last day of a calendar month, such monthly installment of Fixed Rent and Additional Rent shall be prorated for each calendar day of such partial month. If any portion of Fixed Rent, Additional Rent or any other sum payable to Landlord hereunder shall be due and unpaid for more than ten (10) days, it shall thereafter bear interest at a rate equal to three percent (3%) per annum greater than the highest prime rate of interest as published in the Wall Street Journal. Eastern edition from time to time (the "Default Rate"), as the same may change from time to time, form the due date until the date of payment thereof by Tenant, provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Landlord and Tenant understand and agree that memos written or rental checks or any other payment forms delivered to Landlord do not and shall not, throughout the Lease Term hereunder, constitute satisfaction of any current or outstanding debt of Tenant pursuant to this Lease, and, provided further that any such memo shall not preclude Landlord from recovering any balance of any sum or sums due under this Lease. It addition, a letter or similar type statement accompanying any rental check or payment form delivered to Landlord pursuant to this Lease shall also have no force or effect under this Lease as such may relate to the satisfaction of any debt of Tenant hereunder."

5. PAYMENT OF RENT. Notwithstanding anything in the Lease to the contrary, all payments of Fixed Rent and Additional Rent shall be payable by Tenant's check to Landlord, and mailed to Brandywine Realty Services Corporation, P.O. Box 828104, Philadelphia, PA, 19182-8104.

6. BROKERS. Tenant represents and warrants to Landlord that Tenant has had no dealings, negotiations or consultations with respect to the Demised Premises or this transaction with any broker or finder; and that no broker or finder called the Demised


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


Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Demised Premises or this Second Amendment. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty under this Section.

7. LIMITATION OF LANDLORD'S LIABILITY. Tenant shall look solely to the Demised Premises and rents derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord, and no other property or other assets of Landlord shall be subjected to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant's use and occupancy of the Demised Premises.

8. INTEGRATION/ESTOPPEL. Except as expressly provided in this Second Amendment, the terms and provisions of this Lease remain in full force and effect in accordance with its terms. Tenant hereby confirms and acknowledges that Tenant has accepted the Premises in its current condition, and that there exists no default or event which with the passage of time or the giving of notice could constitute a default by Landlord under the Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease on the day and year first above written.


WITNESS:                           LANDLORD:
                                   AAPOP 1, L.P., a Delaware Limited Partnership
                                   By: AAP SUB ONE, INC., its general partner


/s/(Illegible)                     By: /s/ George D. Sowa
------------------------------         ------------------------------------
                                       George D. Sowa, Sr. Vice President


                                   TENANT:
                                   EMTEC, INC


/s/(Illegible)         2/26/01     By: /s/ Sam Bhatt
------------------------------         ------------------------------------
                                       Sam Bhatt, VP Finance & Operations


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